Exhibit 99.1

São Paulo – Brazil, July 5, 2024.	São Paulo, 5 de julho 2024.

Statement of MicroStrategy Brasil Ltda.	Comunicado da MicroStrategy Brasil Ltda.

Re: MicroStrategy Brasil’s Leniency Agreement with the CGU and AGU	Ref: Acordo de Leniência da MicroStrategy Brasil com a CGU e AGU

2018 Voluntary Disclosure Results In Leniency Agreement. An internal review initiated in 2018 found MicroStrategy Brasil Ltda. (the “Company”) failed or likely failed to comply with Brazilian procurement regulations in the sale of business intelligence products and services to Brazilian government clients between 2014 and 2018. As a result, in 2018, the Company voluntarily disclosed information that arose out of the internal review to the Federal Comptroller General (“CGU”) and the Federal General Attorney’s Office (“AGU”) and took a number of remedial actions. Those remedial actions included terminating several employees involved in the reported conduct and other remediation measures related to personnel, third-party engagement, policies, and procedures. These remediation measures, which continued after 2018, included restructuring the Company’s operations in Brazil to provide more robust governance over local business activities.	Reporte Voluntário de Informações em 2018 resulta em Acordo de Leniência. Uma investigação interna iniciada em 2018 identificou que a MicroStrategy Brasil Ltda. (“Empresa”) falhou ou potencialmente falhou em cumprir normas brasileiras relativas a compras de produtos e serviços de inteligência de negócios (business intelligence) por clientes governamentais brasileiros entre 2014 e 2018. Como resultado disso, em 2018, a Empresa reportou voluntariamente informações à Controladoria Geral da União (“CGU”) e à Advocacia Geral da União (“AGU”), decorrentes da investigação interna e adotou diversas medidas de remediação. As medidas de remediação incluíram a demissão de diversos colaboradores envolvidos na conduta reportada e outras medidas de remediação relacionadas a colaboradores, contratações de terceiros, políticas e procedimentos. Essas medidas de remediação, que continuaram a ser aplicadas após 2018, incluíram a reestruturação das operações da Empresa no Brasil para proporcionar uma governança mais robusta em relação às atividades de negócio locais.

As a result of this voluntary disclosure of information to the CGU and AGU and after years of extensive cooperation with these agencies, on July 4, 2024, the Company signed a leniency agreement with the CGU and AGU under the Brazilian Clean Companies Act (“BCCA”).	Como resultado do reporte voluntário de informações à CGU e à AGU e após anos de extensa cooperação com ambos os órgãos, a Empresa assinou, em 4 de julho de 2024, um acordo de leniência com a CGU e a AGU nos termos da Lei Anticorrupção Empresarial - Lei 12.846/2013 (“LAC”).

Under the leniency agreement, the Company agreed to pay BRL 6,157,183.65 (approximately USD 1.1 million) in the aggregate and is granted immunity from debarment and other sanctions. The Company also committed to further improve its compliance program. In addition, the CGU has agreed to dismiss its pending administrative action against the Company over alleged procurement violations, which was initiated by the CGU’s enforcement division after the Company had already voluntarily disclosed information to, and begun cooperating with, CGU’S leniency division.	Nos termos do acordo de leniência, a Empresa concordou em pagar o total consolidado de BRL 6.157.183,65 (aproximadamente USD 1.1 milhão) e obteve imunidade contra a restrição ao direito de licitar e contratar com a administração pública, além de outras sanções. Ainda, a Empresa se comprometeu a aprimorar ainda mais seu programa de integridade. Além disso, a CGU concordou em encerrar o procedimento administrativo de responsabilização instaurado contra a Empresa pelas supostas violações de compras governamentais, o qual foi instaurado pela Diretoria de Responsabilização de Entes Privados da CGU depois que a Empresa já havia reportado voluntariamente informações e começado a cooperar com a Diretoria de Acordos de Leniência da CGU.

Commitment to Business Integrity & Ethical Standards. The Company’s decision to voluntarily report in 2018 its failure or likely failure to comply with procurement regulations to the CGU and AGU, the resulting leniency agreement, and the Company’s adoption of extensive remediation measures, demonstrate the Company’s commitment to business integrity and ethical standards.	Compromisso com a Integridade nos Negócios & Padrões Éticos. A decisão da MicroStrategy Brasil Ltda. de reportar voluntariamente informações à CGU e à AGU em 2018 sobre sua falha ou potencial falha em cumprir as normas brasileiras de compras governamentais, o acordo de leniência resultante disso e a adoção de amplas medidas de remediação pela Empresa demonstram o seu compromisso com a integridade nos negócios

The Company’s commitment to integrity and ethics is further demonstrated by its voluntary disclosure of information that arose out of the 2018 internal review to the Brazilian General Superintendence of the Administrative Council for Economic Defense (“SG/CADE”), which resulted in a separate leniency agreement with SG/CADE. That leniency agreement was announced in January 2023.	e os padrões éticos. O seu compromisso com a integridade e a ética é ainda demonstrado pelo reporte voluntário de informações como resultado da investigação interna de 2018 à Superintendência-Geral do Conselho Administrativo de Defesa Econômica (“SG/CADE”), que resultou em um acordo de leniência separado com a SG/CADE, anunciado em janeiro de 2023.

We do not expect either the leniency agreement with the CGU/AGU or the leniency agreement with the SG/CADE will adversely impact the Company’s operations. The Company continues to conduct its business in the ordinary course and provide products and services to customers in Brazil, both in the public and private sectors.	Não esperamos que o acordo de leniência com a CGU/AGU ou o acordo de leniência com a SG/CADE impactem negativamente as operações da Empresa. A MicroStrategy Brasil Ltda. continua a conduzir seus negócios normalmente e a fornecer produtos e serviços a clientes no Brasil, tanto no setor público quanto no privado.